                                 AMENDMENT NO. 6
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

      This amendment dated as of July 1, 2004, amends the Master Investment Advisory Agreement (the "Agreement"), dated May 1, 2000, between AIM Variable Insurance Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

      WHEREAS, the parties desire to amend the Agreement to reduce the advisory fee for the AIM V.I. Dent Demographic Trends Fund;

      NOW, THEREFORE, the parties agree as follows:

      1. Appendix B to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX B
                           COMPENSATION TO THE ADVISOR

      The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                         AIM V.I. AGGRESSIVE GROWTH FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $150 million...............................................................................            0.80%
Over $150 million................................................................................           0.625%

                             AIM V.I. BALANCED FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $150 million...............................................................................           0.75%
Over $150 million................................................................................           0.50%

                            AIM V.I. BASIC VALUE FUND
                        AIM V.I. MID CAP CORE EQUITY FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $500 million...................................................................................      0.725%
Next $500 million....................................................................................      0.700%
Next $500 million....................................................................................      0.675%
Over $1.5 billion....................................................................................       0.65%

                             AIM V.I. BLUE CHIP FUND
                        AIM V.I. CAPITAL DEVELOPMENT FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $350 million...............................................................................           0.75%
Over $350 million................................................................................          0.625%

                       AIM V.I. CAPITAL APPRECIATION FUND
                            AIM V.I. CORE EQUITY FUND
                              AIM V.I. GROWTH FUND
                          AIM V.I. PREMIER EQUITY FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $250 million...............................................................................          0.65%
Over $250 million................................................................................          0.60%

                      AIM V.I. DENT DEMOGRAPHIC TRENDS FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $2 billion.................................................................................           0.77%
Over $2 billion..................................................................................           0.72%

                        AIM V.I. DIVERSIFIED INCOME FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $250 million...............................................................................           0.60%
Over $250 million................................................................................           0.55%

                       AIM V.I. GOVERNMENT SECURITIES FUND

NET ASSETS                                                                                               ANNUAL RATE
----------                                                                                               -----------
First $250 million...............................................................                          0.50%
Over $250 million................................................................                          0.45%

                            AIM V.I. HIGH YIELD FUND

NET ASSETS                                                                                               ANNUAL RATE
----------                                                                                               -----------
First $200 million.............................................................                              0.625%
Next $300 million..............................................................                               0.55%
Next $500 million..............................................................                               0.50%
Over $1 billion................................................................                               0.45%

                       AIM V.I. INTERNATIONAL GROWTH FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $250 million...............................................................                             0.75%
Over $250 million................................................................                             0.70%

                         AIM V.I. LARGE CAP GROWTH FUND

NET ASSETS                                                                                           ANNUAL RATE
----------                                                                                           -----------
First $1 billion.................................................................................          0.75%
Next $1 billion..................................................................................          0.70%
Over $2 billion..................................................................................         0.625%

                           AIM V.I. MONEY MARKET FUND

NET ASSETS                                                                                           ANNUAL RATE
----------                                                                                           -----------
First $250 million...............................................................................      0.40%
Over $250 million................................................................................      0.35%

                         AIM V.I. SMALL CAP EQUITY FUND

NET ASSETS                                                                                            ANNUAL RATE
----------                                                                                            -----------
All Assets.......................................................................................         0.85%

                          INVESCO VIF - UTILITIES FUND

                                                                                                        ANNUAL RATE
                                                                                                        -----------
All Assets.......................................................................................          0.60%

                         INVESCO VIF - CORE EQUITY FUND
                           INVESCO VIF - DYNAMICS FUND
                      INVESCO VIF - FINANCIAL SERVICES FUND
                       INVESCO VIF - HEALTH SCIENCES FUND
                           INVESCO VIF - LEISURE FUND
                     INVESCO VIF - SMALL COMPANY GROWTH FUND
                          INVESCO VIF - TECHNOLOGY FUND
                         INVESCO VIF - TOTAL RETURN FUND

                                                                                                           ANNUAL RATE
                                                                                                           -----------
All Assets.......................................................................................            0.75%

                            AIM V.I. REAL ESTATE FUND

                                                                                                        ANNUAL RATE
                                                                                                        -----------
All Assets.......................................................................................          0.90%"

      2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

Date: June 24, 2004

                                               AIM VARIABLE INSURANCE FUNDS

Attest: /s/ Lisa Moss                          By: /s/ Robert H. Graham
        --------------------                       ------------------------
        Assistant Secretary                        President

(SEAL)

                                               A I M ADVISORS, INC.

Attest: /s/ Lisa Moss                          By: /s/ Mark H. Williamson
        -------------------                        --------------------------
        Assistant Secretary                        Senior Vice President

(SEAL)